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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report: (Date of earliest event reported): June 29, 2000
                                  (June 27, 1999)


                            KEY ENERGY SERVICES, INC.
             (Exact name of registrant as specified in its charter)




        MARYLAND                      1-8038                     04-2648081
(STATE OF INCORPORATION)     (COMMISSION FILE NUMBER)          (IRS EMPLOYER
                                                            IDENTIFICATION NO.)




                          TWO TOWER CENTER, 20TH FLOOR
                        EAST BRUNSWICK, NEW JERSEY 08816
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                  732/247-4822
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                (NOT APPLICABLE)
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS

         On June 27, 2000, Key Energy Services, Inc. (the "Registrant") entered into an underwriting agreement (the "Underwriting Agreement") with Lehman Brothers Inc. for itself and as representative of the several underwriters identified in Schedule I thereto, in connection with the offering (the "Offering") of 10,000,000 shares of the Registrant's common stock, par value $.10 per share (the "Common Stock"). An additional 1,500,000 shares of Common Stock are subject to an over-allotment option granted to the underwriters in the Underwriting Agreement.

         The Offering is being made pursuant to the Registrant's Registration Statement on Form S-3 (File No. 333-67665) (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement provides that the Registrant may from time to time offer debt securities, preferred stock, common stock and warrants with an aggregate public offering price of up to $500,000,000.

         The description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as an exhibit to this Form 8-K and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits:

                  1.1      -       Underwriting Agreement, dated June 27, 2000,
                                   among the Registrant and Lehman Brothers
                                   Inc. for itself and as representative of the several underwriters named in Schedule I thereto.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2000              KEY ENERGY SERVICES, INC.



                                 By: /s/ Francis D. John
                                    -------------------------------------------
                                      Francis D. John
                                      Chairman of the Board, President
                                      and Chief Executive Officer

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                                  EXHIBIT INDEX

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Exhibit No.                  Exhibit
1.1 Underwriting Agreement, dated June 27, 2000, among the Registrant and Lehman Brothers Inc. for itself and as representative of the several underwriters named in Schedule I thereto.

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